Exhibit 99.1

Date	December 9, 2020

Contacts	Investors: Ed Yuen, ir@eose.com Media: James McCusker, media@eose.com

Pages	2

Eos Energy Bolsters Pipeline while Securing New Customer Engagements

December 9, 2020

EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading manufacturer of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced it has entered into binding agreements with four companies, spanning various industries and regions, to provide over 7MWh of energy storage to be delivered in the first quarter of 2021. The four agreements are valued at $2.5 million.

The market demand for longer duration (>4 hours of discharge) continues to remain strong, with eight Community Choice Aggregators in California jointly submitting a Request for Offer for up to 500 megawatts of storage to be provided by 2026. Eos believes its batteries are uniquely able to meet this need by providing a cost effective and operationally flexible storage solution with a high degree of fire safety compared to other chemistries prevalent in the storage market.

“Over the past four weeks our opportunity pipeline has grown 30 percent and now exceeds $3 billion as demand for longer duration storage continues to grow,” said Joe Mastrangelo, Chief Executive Officer of Eos Energy Storage. “We have the ability to scale up manufacturing as needed and will be prepared to deliver our safe and sustainable Znyth® zinc batteries when called upon.”

New customers include a community energy co-op, federal contractor and an integrator with systems to be installed in domestic and global locations.

Verdant Microgrid, a custom microgrid solution provider that previously purchased Eos’s Znyth® battery technology, has committed to purchasing additional units that will be larger in size and scale than the original installation. These additional units will be deployed to project sites in New Mexico and Missouri.

“We are pleased with the product and our expanding relationship, which has made Eos an excellent partner of choice for our future projects,” said Robert Babcock, Partner at Verdant.

“These diverse and multi-regional projects illustrate how our technology defies convention by solving for a wide variety of energy storage challenges” Mastrangelo said. “The market recognizes the value in reliable, cost effective, clean energy storage and we are proud to meet that need, no matter the terrain, temperature, size or complexity.”

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable — and manufactured in the U.S. — it’s the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the future financial performance of Eos; Eos’s plans for expansion and acquisitions; and changes in Eos’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and Eos does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Eos; (2) the ability to maintain the listing of Eos’s shares of common stock on NASDAQ; (3) the ability of Eos’s business to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) changes in applicable laws or regulations; (5) the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in the Prospectus included as part of Amendment No. 1 to the Registration Statement on Form S-1 filed by Eos with the Securities and Exchange Commission (“SEC”) on November 13, 2020, Registration No. 333-333-249713, including those under the heading “Risk Factors” therein, and other factors identified in Eos’s prior and future SEC filings with the SEC, available at www.sec.gov.

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